Exhibit 10.27

ASSIGNMENT AND ASSUMPTION OF SUBLEASE, AND CONSENT TO

ASSIGNMENT AND ASSUMPTION OF SUBLEASE

This Assignment and Assumption of Sublease, and Consent to Assignment and Assumption of Sublease (“Agreement”) is made and entered into this 28th day of December, 2009, by and among FAIR ISAAC CORPORATION, a Delaware corporation d/b/a FICO (“FICO”), KILROY REALTY, L.P., a Delaware limited partnership (“Kilroy”), and VOLCANO CORPORATION, a Delaware corporation (“Volcano”).

RECITALS

A. FICO, as tenant, and Kilroy, as landlord are parties to that certain Office Lease dated February 14, 2003 (the “Lease”) pursuant to which FICO leases the entire building located at 3661 Valley Centre Drive, San Diego, California (the “Building”).

B. FICO, as sublandlord, and Volcano, as subtenant, are parties to that certain Sublease dated February 12, 2009 (the “Sublease”) pursuant to which Volcano subleases a portion of the first and second floors of the Building as more particularly described in the Sublease (the “Volcano Premises”).

C. Kilroy, as landlord, FICO, as sublandlord, and Volcano, as subtenant, as parties to that certain Consent to Sublease dated as of February 25, 2009 (the “Consent”), entered into by the parties in connection with the Sublease.

D. FICO and Kilroy intend to amend certain provisions of the Lease, including reducing the portion of the Building leased by FICO to include only the third (3rd), fourth (4th) and fifth (5th) floors of the Building (the “New Premises”). The parties acknowledge that the New Premises will not include the Volcano Premises.

E. FICO desires to transfer and assign to Kilroy, all of its right, title and interest in and to the Sublease and Kilroy desires to assume all of FICO’s right, title and interest in and to the Sublease in accordance with the provisions provided below.

F. Kilroy and Volcano desire that effective as of the Assignment Date (as that term is defined in Section 1, below) the Sublease shall be deemed a direct lease between Kilroy and Volcano (a “Direct Lease”) upon all the terms and conditions (including, without limitation, the rent) set forth in the Sublease as if Kilroy were the Sublandlord thereunder.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Assignment and Assumption. Effective as of January 1, 2010 (the “Assignment Date”), (a) FICO assigns and transfers to Kilroy, all of its right, title and interest in and to the Sublease and (b) Kilroy accepts and assumes all of FICO’s obligations, burdens and liabilities under the Sublease arising from and after the Assignment Date. Effective as of the Assignment Date, Kilroy agrees to look solely to Volcano with respect to the performance of the obligations of subtenant under the Sublease and FICO shall be released from all obligations arising out of or relating to the Sublease or the Volcano Premises which first arise on or after the Assignment Date. FICO hereby expressly acknowledges and agrees that it retains liability for the performance of all terms, covenants and conditions of Sublandlord under the Sublease arising or accruing prior to the Assignment Date.

2. Indemnification. FICO agrees to indemnify, defend and hold harmless Kilroy from and against any and all losses, claims, obligations, actions, suits, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) relating to or arising out of any default or obligation of FICO with respect to the Sublease occurring prior to the Assignment Date. Kilroy agrees to indemnify and hold FICO harmless from and against any and all losses, claims, obligations, actions, suits, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) relating to or arising out of any default or obligation of Kilroy with respect to the Sublease occurring on or after the Assignment Date.

3. Security Deposit. FICO hereby transfers and assigns all of its right, title and interest in the Security Deposit held by FICO under the terms of the Sublease to Kilroy. Within ten (10) business days of its execution of this Agreement, FICO shall deliver the full amount of such Security Deposit to Kilroy. Volcano acknowledges that FICO will be transferring the Security Deposit directly to Kilroy. Volcano agrees that upon such transfer, FICO shall be released from any obligation to return the Security Deposit to Volcano and Volcano shall look solely to Kilroy for the return of the Security Deposit. Kilroy agrees that following its receipt of such Security Deposit from FICO, Kilroy shall assume responsibility for the return of said Security Deposit per the terms of the Sublease.

4. Consent of Volcano; Terms of Sublease. Volcano hereby consents to the assignment of the Sublease by FICO to Kilroy as provided herein, and agrees to attorn to and recognize Kilroy as the Sublandlord under the terms of the Sublease, effective as of the Assignment Date. Effective as of the Assignment Date, Volcano acknowledges that FICO shall have no further obligations or responsibilities under the Sublease arising from and after the Assignment Date. Volcano expressly acknowledges and agrees that notwithstanding the assumption of the Sublease by Kilroy as provided herein, Kilroy’s obligations under the Sublease shall be subject to the limitations set forth in the second (2 nd) sentence of Section 4.2 of the Consent, and in Sections 4.2.1 through 4.2.5, inclusive, of the Consent. Nothing in this Agreement is intended, or will be construed, to increase Volcano’s obligations under the Sublease.

4.1 Payments. Effective as of the Assignment Date, Volcano shall make all payments due under the Sublease (including, without limitation, all Sublease Rent due for the month of January 2010) directly to Kilroy.

4.2 No Effect on Lease. Notwithstanding the modification of the Lease as contemplated by Kilroy and FICO as set forth in Recital D, above, in no event shall any resulting termination of the Lease with respect to the first (1st) or second (2nd) floors of the Building be deemed to terminate the Sublease, and as between Kilroy and Volcano, the terms of the Lease, including, without limitation, with respect to the first (1st) or second (2nd) floors of the Building, shall remain in full force and effect.

4.3 Personal Property. Notwithstanding any contrary provisions set forth in Section 1.2 of the Sublease, Kilroy shall have no obligation to provide any “Personal Property” (as that term is defined in the Sublease), or any other items of personal property, to Volcano during the term of the Sublease, and Volcano shall be solely responsible to contract directly with FICO with respect to any continued use of the Personal Property in the Volcano Premises.

4.5 No Broker. Notwithstanding any contrary provisions set forth in Section 15.5 of the Sublease, Kilroy and Volcano hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Agreement, and that they know of no real estate broker or agent who is entitled to a commission in connection with this Agreement. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent occurring by, through, or under the indemnifying party. The terms of this Section 4.5 shall survive the expiration or earlier termination of the Sublease.

5. Further Assurances. Each of Kilroy, FICO and Volcano hereby covenant that each will, at any time and from time to time upon request by the other, and without the assumption of any additional liability thereby, execute and deliver such further documents and do such further acts as such party may reasonably request in order to fully effect the purpose of this Agreement.

6. No Waiver. Except as explicitly set forth herein, nothing contained herein shall be deemed or construed to modify, waive, impair or affect any of the covenants, agreements, terms, provisions or conditions contained in the Lease or in the Sublease.

7. Governing Law. This Agreement shall be governed by and construed in accordance with California law.

8. Counterparts; Successors. This Agreement may be executed in one or more counterparts, each of which when taken together shall constitute one and the same original. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, FICO, Kilroy and Volcano have executed this Agreement as of the day and year first above written:

FICO:

FAIR ISAAC CORPORATION, a Delaware corporation d/b/a FICO

By:
Name:
Its:

By:
Name:
Its:

KILROY:

KILROY REALTY, L.P., a Delaware limited partnership

By:	Kilroy Realty Corporation, a Maryland corporation, General Partner

By:
Name:
Its:

By:
Name:
Its:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

VOLCANO:

VOLCANO CORPORATION, a Delaware corporation

By:	/s/ Scott Huennekens
Name:	Scott Huennekens
Its:	CEO

By:	/s/ John Dahldorf
Name:	John Dahldorf
Its:	CFO

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